UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 5, 2013

INGRAM MICRO INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12203	62-1644402
(State of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1600 E. St. Andrew Place

Santa Ana, CA 92705

(Address, including zip code of Registrant’s principal executive offices)

Registrant’s telephone number, including area code: (714) 566-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

On March 5, 2013, the Human Resources Committee of the Board of Directors (the “Committee”) of Ingram Micro Inc. (“Ingram Micro”) approved and established the target annual bonus incentive awards and target long-term equity-based incentive awards, including the related performance objectives for these performance-based awards, for each of Ingram Micro’s named executive officers for Ingram Micro’s 2013 fiscal year.

These target bonus incentive awards and target long-term equity-based incentive awards are based upon the achievement of certain pre-established performance goals. No awards will be earned if threshold performance levels are not met; however, amounts actually earned could be increased up to a defined maximum if actual performance exceeds pre-established targeted goals.

The Committee also approved a one-time cash bonus award in the amount of S$184,000 (approximately US$147,329) to Shailendra Gupta, Senior Executive Vice President and President, Asia Pacific in recognition of his launching and leading the company’s BrightPoint integration effort and in driving expansion into the Middle East through the acquisition of Aptec.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGRAM MICRO INC.

By:	/s/ Larry C. Boyd
Name:	Larry C. Boyd
Title:	Executive Vice President, Secretary and General Counsel

Date: March 7, 2013

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